Biotricity Announces the Addition of Artificial Intelligence to its Remote Patient Monitoring Platform

Biotricity Plans to Harness Learning Capabilities of AI at Device Level

REDWOOD CITY, CA – January 16, 2018 – Biotricity Inc. (OTCQB: BTCY), a medical diagnostic and consumer healthcare technology company dedicated to delivering innovative, biometric remote monitoring solutions, today announced it has commenced extending the capabilities of its remote patient monitoring (RPM) platform with artificial intelligence (AI) to differentiate itself within the growing remote monitoring marketplace. The company is already working with a proof of concept version of its RPM hardware with embedded AI. Biotricity intends the first commercial application to be the next generation of its Bioflux device. The company aims to file an additional 510(k) hardware clearance with the U.S. Food and Drug Administration (FDA) by Q3 in 2018, before launching the next version. With Bioflux’s recent FDA clearance, development of AI and next generation hardware will occur while the current version of Bioflux is in the marketplace.

“We plan on implementing artificial intelligence at the device level to maximize detection and accuracy while increasing efficiency,” said Waqaas Al-Siddiq, Founder and CEO of Biotricity. “We expect our next generation Bioflux device with artificial intelligence capabilities to be the first of its kind in the RPM marketplace.”

Remote patient monitoring is a multi-billion dollar market that is rapidly growing as technology becomes smaller and connectivity cheaper. Biotricity intends to leverage its proprietary platform to continuously innovate within the RPM market.

To learn more, visit www.biotricity.com or follow on

Twitter: @biotricity_inc Facebook: facebook.com/biotricity/ or
LinkedIn: linkedin.com/company/biotricity-measuring-vitals

About Biotricity Inc.

Biotricity is a modern medical technology company focused on delivering innovative, remote biometric monitoring solutions to the medical and consumer markets, including diagnostic and post-diagnostic solutions for chronic conditions and lifestyle improvement. Biotricity’s R&D continues to focus on the preventative healthcare market, with a vision of putting health management into the hands of the individual. The company aims to support the self-management of critical and chronic conditions with the use of innovative solutions to ease the growing burden on the healthcare system. To learn more, visit www.biotricity.com.

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of Bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

###

Media Contacts

McCoin & Smith Communications Inc.

Chris McCoin,

Chris@mccoinsmith.com, 508-429-5988

Richard Smith,

rick@mccoinsmith.com, 978-433-3304

Investor Relations:

Biotricity Inc.

1-800-590-4155

investors@biotricity.com

3